SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (date of earliest event reported)  January 10, 2001
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                            Empire of Carolina, Inc.
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or other jurisdiction of incorporation)



             1-7909                               13-2999480
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    (Commission File Number)           (IRS Employer Identification No.)


          4731 West Atlantic Avenue, Suite B-1, Delray Beach, FL 33445
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          (Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code     (561) 498-4000
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                    5150 Linton Blvd., Delray Beach, FL 33484
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          (Former name or former address, if changed since last report)


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Item 5.           Other Events
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         On January 10, 2001, the Company was informed by the American Stock
Exchange ("AMEX") that it has determined that the Company's common stock, Series A preferred stock and warrants (the "Securities") should be removed from listing and registration on AMEX, effective January 10, 2001. A trading halt of the Securities was instituted by AMEX on November 17, 2000.

         As a result of the delisting, it will likely become more difficult to buy or sell the Securities or to obtain timely and accurate quotations to buy or sell the Securities. In addition, the delisting will likely result in a decline in the trading market for the Securities which could potentially depress the Securities' prices, among other consequences. The Company currently has no market makers and no assurance can be provided that trading in any forum, including AMEX, OTC-BB or the Pink Sheets, will ever recommence.

On January 9, 2001, Empire announced that it had received an offer to purchase three of its non-debtor subsidiaries, Dorson Sports, Inc., Apple Golf Shoes, Inc. and Apple Sports, Inc., for a purchase price totaling approximately $8 million, comprised of payment to the Sellers of approximately $2 million in cash and the repayment of approximately $6 million in bank loans. As a condition to the sale, the stock and assets of the subsidiaries must be free of all liens.

Item 7.           Financial Statements, Pro Forma Financials and Exhibits
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(c)      Exhibits

      Exhibit
      Number                      Description
      ------                      -----------
       99.1          Press Release dated January 12, 2001.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            EMPIRE OF CAROLINA, INC.

                                            By: /s/Thomas MacDougall
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                                                  Thomas MacDougall
Dated:  January 16, 2001.                         Chief Financial Officer